UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 23, 2008

MasterCard Incorporated

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	001-32877 (Commission File Number)	13-4172551 (IRS Employer Identification No.)

2000 Purchase Street Purchase, New York (Address of principal executive offices)	10577 (Zip Code)

(914) 249-2000

(Registrant’s telephone number, including area code)

NOT APPLICABLE

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

As previously announced by MasterCard Incorporated (the “Company”), and as previously disclosed in the Company’s proxy statement for the 2008 Annual Meeting of Stockholders, Alan Heuer, Vice Chairman of the Company, will be retiring from the Company at the end of 2008. On December 23, 2008, the Company and Mr. Heuer agreed that Mr. Heuer will resign as Vice Chairman effective as of December 23, 2008. The agreement also memorializes the benefits due to Mr. Heuer upon retirement, under the terms provided in his current employment agreement and in a manner that conforms with the requirements of the final regulations under Internal Revenue Code section 409A. The agreement is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Exhibit Description
99.1	Agreement, dated December 23, 2008, by and between MasterCard International Incorporated and Alan Heuer.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MASTERCARD INCORPORATED

Date: December 29, 2008	By	/s/ Noah J. Hanft

Noah J. Hanft
General Counsel, Chief Franchise Officer and Corporate Secretary

EXHIBIT INDEX

Exhibit Number	Exhibit Description

99.1	Agreement, dated December 23, 2008, by and between MasterCard International Incorporated and Alan Heuer.